UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________

                                     FORM 8-K



                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of earliest event reported) November 5, 1998



                                    Unifi, Inc
               ______________________________________________________
               (Exact name of registrant as specified in its charter)




    New York                          1-10542                   11-2165495
_________________                   ____________           _________________
(State or other                     (Commission               (IRS Employer
 Jurisdiction of                    File Number)          Identification No.)
 Incorporation)



P. O. Box l9l09 - 7201 West Friendly Avenue Greensboro, North Carolina  27419
______________________________________________________________________________
(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code (336) 294-44l0
                                                   ______________

______________________________________________________________________________
(Former name or former address, if changed since last report.)

Item 5. Other Events.


PURPOSE OF THIS REPORT


     This Current Report is being filed for the purpose of updating the description of the Common Stock of Unifi, Inc. (the "Registrant"), which may be incorporated by reference in certain documents and/or filings of the Registrant in the future.


DESCRIPTION OF COMMON STOCK


Capitalization
______________

     Unifi, Inc. is authorized to issue 500,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock"), of which 61,355,386 shares were issued and outstanding as of August 14, 1998.

     The Registrant's Common Stock is traded on the New York Stock Exchange under the ticker symbol "UFI".


Voting in General
_________________

     In general, each holder of the Common Stock is entitled to one vote per share. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Holders of the Common Stock do not have the right to cumulative voting in the election of directors (unless the Certificate of Incorporation is subsequently amended to provide otherwise). As of August 14, 1998, there were 929 shareholders of record of the Common Stock.

     In general, the affirmative vote of the holders of two-thirds of all outstanding shares of Common Stock of the Registrant entitled to vote is required to approve a merger, a consolidation, a sale or other disposition of all or substantially all of the assets of the Registrant or the voluntary dissolution of the Registrant. Otherwise, any action requiring a shareholder vote requires the affirmative vote of the holders of a majority of the votes cast at a meeting by the holders of shares entitled to vote on the action.

Directors
_________

          The Certificate of Incorporation and Bylaws of the Registrant provide for a Board of Directors having a number of members as determined from time to time by resolution of the Board of Directors, but not less than nine
(9). Presently, membership on the Board of Directors of the Registrant is fixed at ten (10). The Board of Directors of the Registrant is divided into three (3) classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year. In the event of any increase in the number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible.

     Pursuant to an amendment to the Registrant's certificate of incorporation adopted by the Board of Directors and by the shareholders on October 22, 1987 pursuant to New York law, a director of the Registrant is generally not subject to monetary damages for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Registrant, in the performance of the director's duty of care. Other remedies, such as injunctive relief against, and rescission of actions taken by, the directors are still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution.

Preemptive Rights; Conversion; Redemption; Sinking Fund
________________________________________________________

     The Certificate of Incorporation of the Registrant denies its shareholders preemptive rights to subscribe for additional shares of the Registrant. Thus, if additional shares of the Common Stock are issued, holders of the Common Stock, to the extent they do not participate in such additional issuance of shares, would own proportionately smaller interests in a larger amount of outstanding capital stock. The Common Stock is neither convertible, redeemable, nor entitled to any sinking fund.

Non-Assessable Shares
_____________________

     All shares of Common Stock issued and outstanding are fully paid and non-assessable shares of capital stock of the Registrant.

Liquidation Rights
__________________

     In the event of complete liquidation, dissolution or winding-up of the affairs of the Registrant, holders of outstanding shares of the Common Stock would be entitled to share, in proportion to their respective interests, in the Registrant's assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of the Registrant.

Dividends
__________

     The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors of the Registrant may declare out of funds legally available therefor. The payment of dividends by the Registrant will be subject to the restrictions of New York law applicable to the declaration of dividends by a business corporation. Under such provisions, dividends paid in cash or in other property of a corporation may only be paid if the corporation is not insolvent or would not be made insolvent by the payment of the dividend, or when the declaration or payment of the dividend would not be contrary to any other restriction contained in the corporation's certificate of incorporation. A corporation generally may only pay such dividends out of its surplus. Stock dividends, if any are declared, may be paid from the Registrant's authorized but unissued shares, or in treasury shares.

     The Registrant has entered into a Credit Agreement dated April 15, 1996, as amended November 18, 1996 and June 15, 1998, ("Agreement"), pursuant to which the Company may borrow up to $400,000,000 from a group of lenders on a revolving basis through April 15, 2001. Under such Agreement, the Company covenants that so long as any amount borrowed under the Agreement remains unpaid or any commitment of the lenders remains in effect, the Company will maintain at all times a Consolidated Net Worth of at least $400,000,000, and provided that the minimum Consolidated Net worth required under the Agreement shall be increased (but not decreased) on the last day of each fiscal quarter beginning with the fiscal quarter ending December 31, 1996 by an amount equal to 33% of Consolidated Net Income for the fiscal quarter then ended.

     There can be no assurance as to the payment of dividends on shares of Common Stock in the future since such payment will depend upon the earnings and financial condition of the Registrant and other related factors, including approval by the Board of Directors of the Company.

North Carolina Control Share Acquisition Act
____________________________________________

     In 1987, the North Carolina legislature adopted the North Carolina Control Share Acquisition Act. The North Carolina legislature revised the Act effective June 5, 1989 to limit its scope to North Carolina corporations. By its terms, the Act does not apply to the Registrant because it is organized under the laws of the State of New York.

     New York has adopted a statute similar to the North Carolina Control Share Acquisition Act, but the statute does not by its terms apply to the Registrant because its principal place of business is not located in New York.

     The information set forth herein regarding the potential applicability of legislation in North Carolina or elsewhere which would have a general application to corporations having characteristics similar to that of the Registrant is current as of the date of this Current Report on Form 8-K, but the Registrant makes no undertaking to update such information to reflect legislative or judicial developments.

North Carolina Shareholder Protection Act
_________________________________________

     In 1987, the North Carolina legislature adopted the North Carolina Shareholder Protection Act; however, as of July 16, 1987, the Registrant elected pursuant to such Act not to be subject to the provisions contained therein.

Anti-Takeover Considerations
_____________________________

     The provisions of the Registrants Bylaws regarding the staggered Board of Directors may have certain anti-takeover effects, including that of making the Registrant a less attractive target for a "hostile" takeover bid or rendering more difficult or discouraging a merger proposal or the removal of incumbent management. Such provisions may inhibit or impede fluctuations in the market price of the Registrant's common stock, temporarily or otherwise, which may result from actual or potential takeover attempts. As of the filing of this Current Report on Form 8-K, no director or executive officer of the Registrant is aware of any pending or threatened effort to acquire control of the Registrant. In addition, there have been no proposals to any director or executive officer of the Registrant for merger or purchase of the securities or assets of the Registrant.

Stock Transfers
_______________

First Union National Bank is transfer agent and registrar for the Registrant's Common Stock.

                                    SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           UNIFI, INC.

                                              WILLIS C. MOORE, III
                                           By:_____________________
                                              Willis C. Moore, III
                                              Senior Vice President
                                              And Chief Financial Officer

Date: November 5, 1998